Exhibit 10.17

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of August 4, 2014 (the “Replacement Grant Date”), is entered into between Metaldyne Performance Group Inc., a Delaware corporation (the “Company”), and the individual named on the signature page hereto as “Optionee” (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the ASP Grede Intermediate Holdings LLC 2014 Unit Option Plan (the “Plan”) was previously established by ASP Grede Intermediate Holdings LLC (“Grede”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan;

WHEREAS, the Optionee was previously granted an option to purchase 9,049.35 Units of Grede on the terms and subject to the conditions set forth in that certain Unit Option Agreement (the “Prior Award”) entered into by and between Grede and the Optionee as of July 24, 2014;

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 31, 2014 (the “Merger Agreement”) by and among the Company, Grede Merger Sub, LLC, Metaldyne Merger Sub, Inc., HHI Merger Sub, Inc., ASP MD Holdings, Inc. (“Metaldyne”), ASP HHI Holdings, Inc. (“HHI”), ASP Grede Holdings LLC, and Grede each of Grede, Metaldyne, and HHI became wholly owned subsidiaries of the Company (the “Merger”);

WHEREAS, in connection with the Merger, the Plan and all Awards issued and outstanding thereunder as of the consummation of the Merger were assigned to and assumed by the Company and the outstanding Awards were equitably adjusted as provided in the Merger Agreement to cover shares of common stock of the Company, as a result of which the Prior Award was equitably adjusted to provide now for an option to purchase the number of shares of common stock, par value $0.001 per share, of the Company listed on the signature page hereto (the “Shares”), on the terms and subject to the conditions set forth in this Agreement and in the Plan;

WHEREAS, the award of Options granted pursuant to this Agreement is being issued in replacement of previously issued options under the Plan pursuant to a conversion intended to comply with Section 409A of the Code and by accepting the award of Options granted pursuant to this Agreement, the Optionee hereby agrees that any and all outstanding Options granted under the Prior Award, whether vested or unvested, are hereby cancelled and terminated and shall be of no further force or effect and Optionee shall have no rights thereunder; and

WHEREAS, the Optionee either (i) is a party to the Stockholders’ Agreement or (ii) will become a party to the Stockholders’ Agreement prior to the exercise of Options.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Exercise Price” shall have the meaning ascribed to such term in Section 2(a) of this Agreement.

“Good Reason” shall mean the Optionee’s resignation from employment or other engagement with the Company and its Affiliates if and to the extent such resignation satisfies the terms and conditions of the definition of “Good Reason” or similar term of like import, if any, set forth in the Optionee’s employment or other service agreement, if any, in effect as of the time of the Optionee’s termination of employment or other engagement with the Company and its Affiliates.

“Option” shall have the meaning ascribed to such term in Section 2(a) of this Agreement.

“Option Shares” shall have the meaning ascribed to such term in Section 2(a) of this Agreement.

“Option Term” shall have the meaning ascribed to such term in Section 3 of this Agreement.

“Optionee” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Person” shall mean any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Plan” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of August 4, 2014, by and among the Company, ASP MD Investco LP, ASP HHI Investco LP, ASP Grede Investco LP, and the minority investors identified therein, as it may be amended from time to time.

“Vesting Commencement Date” shall mean June 2, 2014.

2. Grant of Option; Option Price.

(a) On the terms and subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase up to the number of Shares listed on the signature page hereto (the “Option Shares”) at an exercise price of $93.26 per Share (the “Exercise Price”). The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Company agrees that at all times there shall be made available for issuance upon exercise of the Option the Option Shares (or the remaining unexercised portion of the Option, if less) without regard to whether or the extent to which the Option is then exercisable. The Company further represents and agrees that all Option Shares which may be issued upon the exercise of the Option will, upon issuance, be validly issued, fully paid and nonassessable and free from liens and charges arising from actions of the Company with respect to the issuance thereof.

3. Term. The term of the Option (the “Option Term”) shall commence on the Replacement Grant Date and expire on the tenth anniversary of the Vesting Commencement Date, unless the Option shall theretofore have been terminated in accordance with the terms of this Agreement or the Plan.

4. Vesting. The Option Shares shall vest and become exercisable, as follows:

(a) Unless accelerated as otherwise provided in this Section 4, the Option shall become exercisable as to all Option Shares granted hereunder on the seventh anniversary of the Vesting Commencement Date, with 100% of the Option becoming exercisable on the seventh anniversary of the Vesting Commencement Date, so long as the Optionee continues to be an Employee or Key Non-Employee through the vesting date.

(b) Notwithstanding anything herein to the contrary, upon the consummation of a Transaction, any portion of the Option Shares not then exercisable shall immediately become exercisable, so long as the Optionee has been an Employee or a Key Non-Employee at all times from the Replacement Grant Date through the date of the Transaction. In addition, notwithstanding anything herein to the contrary, upon the Optionee’s termination of employment or other engagement with the Company and its Affiliates due to death, Disability, by the Company without Cause, or by the Optionee for Good Reason during the Option Term, 100% of all Option Shares that have not then already vested pursuant to this Section 4 shall vest upon such termination of employment or other engagement and shall be exercisable in accordance with Section 6 below.

(c) Only whole Option Shares shall vest. Any fraction of an Option Share that would vest based on the calculations set forth above will remain unvested until a later vesting date.

5. Procedure for Exercise.

(a) The Option shall be exercised by delivery of a written notice from the Optionee to the Company at its principal executive office. Such written notice shall: (i) state that the Optionee elects to exercise the Option, (ii) the number of Shares to be purchased pursuant to the exercise of the Option, (iii) include any representations of the Optionee required under Section 9 hereof, (iv) in the event that the Option shall be exercised by the representative of the Optionee’s estate pursuant to Section 10, include appropriate proof of the right of such Person to exercise the Option, (v) state the date upon which the Optionee desires to consummate the purchase of the Shares (which date must be prior to the termination of the Option) and (vi) comply with such further provisions as the Company may reasonably require. The Exercise Price for the Option Shares to be purchased pursuant to the exercise of an Option (plus any applicable federal, state or local withholding taxes) shall be paid in full in cash, by check payable to the order of the Company or, at the discretion of the Board and upon such terms and conditions as the Board shall approve, (A) by transferring previously owned Shares to the Company, (B) by having Shares otherwise deliverable upon such exercise withheld or (C) following an IPO, pursuant to a “cashless exercise” procedure (provided, with respect to any payment under clauses (A), (B) or (C), that the Committee must expressly approve such form of payment in advance). Any Shares transferred to the Company as payment of the Exercise Price shall be valued at their Fair Market Value on the date of exercise of the Option. No Shares will be issued and no Employee or Key Non-Employee shall have the rights and privileges of a stockholder following the exercise of an Option unless and until the Company accepts the payment of the Exercise Price in accordance with the terms and conditions set forth in the Plan and this Agreement. As a condition to the exercise of an Option and the receipt of Shares and the continued holding of the Shares received in connection with such exercise, the holder of such Shares shall execute a counterpart signature page to the Stockholders’ Agreement, in substantially the form attached hereto as Exhibit A.

(b) In addition to the other restrictions contained in the Stockholders’ Agreement, the Optionee (or the representative of his estate) acknowledges and agrees that he or she shall be subject to the repurchase rights set forth in Article IV of the Stockholders’ Agreement following the date the Optionee ceases to be an Employee or Key Non-Employee and any Shares acquired pursuant to the exercise of the Option shall be subject to a Call Option under Article IV of the Stockholders’ Agreement.

(c) The Company shall be entitled to require as a condition to delivery of the Shares that the Optionee agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local withholding and employment taxes relating thereto or otherwise satisfy such taxes in a manner specified in Section 5(a).

6. Termination of Service with the Company and its Affiliates. Notwithstanding anything in this Agreement to the contrary, any portion of the Option which is not exercisable upon the Optionee’s termination of employment or other engagement with the Company or any of its Affiliates for any reason shall terminate as of the date on which such termination of employment or other engagement occurs; provided that if Optionee’s employment or other engagement terminates for Cause, the Option, whether exercisable or nonexercisable, shall be deemed to have terminated as of the day preceding such termination of employment or other engagement. Notwithstanding the foregoing, upon an Optionee’s (i) death or termination of employment or other engagement for a Disability, the Optionee (or his or her representative) shall be entitled to exercise any portion of the Option that was exercisable on the date of termination of employment or other engagement until (a) the date which is six months after such date of termination, or (b) the end of the Option Term, if earlier or (ii) termination of employment or other engagement other than for Cause, death or Disability, the Optionee (or his representative) shall be entitled to exercise any portion of the Option that was exercisable on the date of termination of employment or other engagement until (a) the date which is ninety (90) days after such date of termination, or (b) the end of the Option Term, if earlier.

7. Non-Competition; Non-Solicitation. The following provisions of this Section 7 shall only apply to the Optionee to the extent the Optionee is not subject to a non-compete or non-solicit agreement with the Company or its Affiliates. The Optionee agrees as follows:

(a) Until the eighteen month anniversary of the date of termination of the Optionee’s employment or other engagement with the Company and all of its subsidiaries, without the prior written consent of the Company, the Optionee will not, anywhere in the world, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, sponsor, lender or employee, or in any other capacity carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any Person which is in competition with the Company (as described in Section 7(b)). During such period, the Optionee agrees that, without the prior written consent of the Company (and other than on behalf of the Company), the Optionee shall not, on the Optionee’s behalf or on behalf of any Person, directly or indirectly, (i) solicit or offer employment to, or employ, any Person who is an officer, management employee or other key employee or full-time consultant of the Company or any of its subsidiaries or induce or attempt to induce or encourage others to induce or attempt to induce any such Person to (A) terminate such Person’s employment with such employer (in the case of an employee) or (B) cease providing his or her services to such entity (in the case of a consultant), (ii) solicit or attempt to solicit, or assist or encourage any Person in soliciting or attempting to solicit any customer or supplier (for the purpose of causing such supplier to cease providing goods or services to the Company) of the Company or any of its subsidiaries to or for any Person which is in competition with the Company or (iii) whether in written or oral form, make any statement that libels, slanders or disparages the Company or any of its subsidiaries, with respect to any of the past or present activities of the Company or any of its subsidiaries; provided, however, that this shall not prevent the Optionee from making statements about the Company or any of its subsidiaries in connection with a suit or claim brought by the Optionee against the Company or any of its subsidiaries or the defense of a claim made by Company or any of its subsidiaries against the Optionee or as otherwise required by law in connection with any proceeding.

(b) For purposes of this Section 7, a Person shall be deemed to be in competition with the Company if such Person is involved in any business conducted by the Company or any of its subsidiaries on the date the Optionee’s employment or other engagement with the Company or any of its subsidiaries terminates or with respect to which the Company has taken any substantial steps to engage in during the period of the Optionee’s employment or other engagement by the Company that the Optionee is aware of; provided, however, that nothing in this Section 7 shall be construed so as to preclude the Optionee from investing in any publicly or privately held company provided that the Optionee’s beneficial ownership or rights to ownership of any class of such company’s securities does not exceed 2% of the outstanding securities of such class.

(c) The Optionee agrees that the covenants set forth in this Section 7 are reasonable covenants under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as such court shall deem necessary to cause the provisions hereof (as modified) to be valid and enforceable and to enforce the remainder of the covenants as so amended. The Optionee agrees that any breach of any covenant contained in this Section 7 would irreparably injure the Company. Accordingly, the Optionee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, shall be entitled to a decree or order of specific performance and an injunction against the Optionee from any court having jurisdiction over the matter, restraining any further violation of this Section 7 without proof of actual damages.

(d) In the event that the Optionee breaches any of the material provisions of this Section 7, (i) any exercise, payment or delivery made pursuant to this Agreement during the two (2) year period prior to the date of such breach shall be rescinded and the Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach and (ii) all vested Option Shares held by the Optionee shall be forfeited, terminated and cancelled effective as of the day immediately preceding the date of such breach. Within ten (10) days after receiving the notice of rescission from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery pursuant to the Option. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded exercise, payment or delivery.

8. No Rights as a Stockholder. The Optionee shall not have any rights or privileges of a stockholder with respect to any of the Shares subject to the Option until the date of acceptance by the Company of payment for such Shares pursuant to the exercise of the Option in accordance with the terms and conditions set forth in this Agreement and until the Optionee has become a party to and bound by the Stockholders’ Agreement.

9. Additional Provisions Related to Exercise. In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Shares are being acquired for investment only and not with a view to the distribution thereof except in compliance with the Act, and the Optionee shall provide the Company with such further representations and warranties as the Board may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. No Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

10. Restriction on Transfer.

(a) The Option, and any part thereof, may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee should die during the Option Term, the portion of the Option which is exercisable at such time shall thereafter be exercisable by the individual who is entitled to do so pursuant to the Optionee’s will or by the law of descent and distribution to the full extent to which it was exercisable by the Optionee at the time of his or her death. The Option shall not be subject to lien execution, lien attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b) All Shares issued to the Optionee upon exercise of the Option shall be subject to the restrictions contained in the Stockholders’ Agreement.

11. Restrictive Legend. If the Board determines that the Shares shall be represented by certificates, all certificates representing Shares issued upon exercise of the Option hereunder shall, unless otherwise determined by the Board, have affixed thereto a legend substantially in the same form set forth in Section 2.1(d) of the Stockholders’ Agreement.

12. No Right to Employment. Nothing in the Option shall confer upon the Optionee any right to continue as an Employee or Key Non-Employee of the Company or any of its Affiliates or interfere in any way with the right of the Company or its Affiliates, as the case may be, to terminate the Optionee’s status as an Employee or Key Non-Employee or to increase or decrease the Optionee’s compensation at any time.

13. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)	if to the Company, at:

Metaldyne Performance Group Inc.

c/o American Securities LLC

299 Park Avenue, 34th Floor

New York, New York 10171

Fax: (212) 697-5524

Attention: Loren Easton and Eric L. Schondorf, Esq.

with copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile: (212) 310-8007

Attention: Michael E Lubowitz, Esq.

(b) if to the Optionee, at the address most recently supplied to the Company and set forth in the Company’s records, with a copy to his attorney at such address as shall have been provided to the Company;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date received), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach. Any of the provisions of this Agreement may be waived only by an instrument in writing executed by the party or parties whose rights are being waived.

15. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the provisions of this Agreement.

16. Amendment. Except as otherwise provided in the Plan, this Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties. Waivers of or amendments to this Agreement shall be binding as against the Company only if approved by the Board.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

18. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

19. Entire Agreement. This Agreement, the Stockholders’ Agreement and the Plan (and the other writings incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto including, without limitation, the Prior Award.

20. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

22. Prior Award Cancellation. The award of options granted pursuant to this Agreement is being issued in replacement of previously issued options under the Plan pursuant to a conversion intended to comply with Section 409A of the Code. By accepting the award of options granted pursuant to this Agreement, the Optionee hereby agrees that any and all outstanding options to purchase Units of Grede and/or shares of common stock of the Company and any and all other rights held by the Optionee to acquire equity of Grede and the Company, in each case, under the Prior Award, whether vested or unvested, are hereby cancelled and terminated and shall be of no further force and effect and the Optionee shall have no rights thereunder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

METALDYNE PERFORMANCE GROUP INC.

By:	/s/ Eric Schondorf
Name: Eric Schondorf
Title: Vice President and Secretary

OPTIONEE

/s/ Douglas J. Grimm
Name: Douglas J. Grimm

OPTIONEE	TOTAL NUMBER OF OPTION SHARES
Douglas J. Grimm	97,041

[Signature Page to Nonqualified Stock Option Agreement]